UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2017

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on February 15, 2017. Of the 31,192,071 shares of common stock entitled to vote, 28,858,714 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

NOMINEES	For	Against	Abstain	Broker Non-Votes
Braden R. Kelly	25,368,398	95,100	77,119	3,318,097
A. George Battle	24,717,959	744,602	78,056	3,318,097
Mark W. Begor	25,396,517	66,908	77,192	3,318,097
Greg R. Gianforte	25,405,561	57,864	77,192	3,318,097
James D. Kirsner	25,399,438	63,077	78,102	3,318,097
William J. Lansing	25,405,418	58,468	76,731	3,318,097
Marc F. McMorris	25,399,520	63,893	77,204	3,318,097
Joanna Rees	25,368,592	93,655	78,370	3,318,097
David A. Rey	25,398,859	63,861	77,897	3,318,097

Item No. 2:	The stockholders approved the amendment to the Company’s 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,077,109	2,384,917	78,591	3,318,097

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s named executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
24,642,052	477,219	421,346	3,318,097

Item No. 4:	The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,507,819	6,797	3,992,657	33,344	3,318,097

In light of the stockholders’ advisory vote in favor of “1 Year” with respect to this Item No. 4, the Company has determined to include a stockholder advisory vote on the compensation of its named executive officers in its proxy materials on an annual basis, until the next stockholder advisory vote on the frequency of stockholder advisory votes on executive compensation.

Item No. 5:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
28,627,436	200,932	30,346

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: February 16, 2017	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary